Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2013 FINANCIAL RESULTS

Acquired Laboratorios Indas, Spanish market leader in adult incontinence – a key milestone in the development of Domtar’s Personal Care business

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Fourth quarter 2013 net earnings of $2.00 per share, earnings before items[1] of $2.09 per share

•	Announced and completed on January 2, 2014, the acquisition of Laboratorios Indas, Spain’s largest manufacturer and marketer of adult incontinence products

•	Completed a long-term financing with the successful issuance of 30-year senior notes

Montreal, February 7, 2014 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $65 million ($2.00 per share) for the fourth quarter of 2013 compared to net earnings of $27 million ($0.82 per share) for the third quarter of 2013 and net earnings of $19 million ($0.54 per share) for the fourth quarter of 2012. Sales for the fourth quarter of 2013 were $1,359 million.

Excluding items listed below, the Company had earnings before items1 of $68 million ($2.09 per share) for the fourth quarter of 2013 compared to earnings before items1 of $41 million ($1.25 per share) for the third quarter of 2013 and earnings before items1 of $46 million ($1.31 per share) for the fourth quarter of 2012.

Fourth quarter 2013 items:

•	Net gain on sale of property, plant and equipment and business for $5 million ($4 million after tax); and

•	Charge of $7 million ($7 million after tax) for impairment of property, plant and equipment.

Third quarter 2013 items:

•	Loss on sale of business of $19 million ($12 million after tax); and

•	Negative impact of purchase accounting of $2 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Fourth quarter 2012 items:

•	Closure and restructuring costs of $27 million ($18 million after tax),

•	Charge of $12 million ($8 million after tax) related to the impairment and write-down of property, plant and equipment and intangible assets; and

•	Net losses on the sale of property, plant and equipment of $2 million ($1 million after tax).

Commenting on the fourth quarter results, John D. Williams, President and Chief Executive Officer, said, “Our solid results in the fourth quarter were mostly in line with our expectations in all of our businesses. Lower planned maintenance shutdowns and the continued momentum in pulp markets drove quarter over quarter earnings improvement.”

FISCAL YEAR 2013 HIGHLIGHTS

For fiscal year 2013, net earnings amounted to $91 million ($2.72 per share) compared to net earnings of $172 million ($4.76 per share) for fiscal year 2012. The Company had earnings before items1 of $158 million ($4.73 per share) for fiscal 2013 compared to earnings before items1 of $233 million ($6.45 per share) for fiscal 2012. Sales amounted to $5.4 billion for fiscal year 2013.

“In 2013, we continued to transform the earnings profile of our company through further acquisitions in personal care, strategic investments in the pulp and paper business and the disposal of non-core assets. The recent acquisition of Indas represents a significant step in building out our personal care business, and will further help us achieve our goal of $300-$500 million of EBITDA from growing business by 2017. We have made meaningful progress towards this goal and the businesses we have acquired so far bring us closer to the lower end of our target. The continued execution of our strategy will drive earnings and cash flow growth in 2014 and beyond,” added Mr. Williams.

QUARTERLY REVIEW

Operating income before items1 was $95 million in the fourth quarter of 2013 compared to an operating income before items1 of $70 million in the third quarter of 2013. Depreciation and amortization totaled $95 million in the fourth quarter of 2013.

(In millions of dollars)	4Q 2013	3Q 2013

Sales	$1,359	$1,375

Operating income (loss)

Pulp and Paper segment	75	42

Personal Care segment	9	11

Corporate	9	(4)

Total	93	49

Operating income before items[1]	95	70

Depreciation and amortization	95	93

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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The increase in operating income before items1 in the fourth quarter of 2013 was the result of lower costs for maintenance, higher average selling prices for paper and pulp, favorable exchange rates, higher productivity in pulp, and higher paper shipments. These factors were partially offset by higher raw material costs and an unfavorable mix of paper sold.

When compared to the third quarter of 2013, manufactured paper shipments increased 0.4% and pulp shipments increased 7.1%. The shipments-to-production ratio for paper was 100% in the fourth quarter of 2013, compared to 98% in the third quarter of 2013. Lack-of-order downtime and machine slowdowns in pulp and paper totaled 20,000 short tons in the fourth quarter of 2013. Paper inventories remained unchanged when compared to the end of September.

LIQUIDITY AND CAPITAL

In 2013, cash flow provided from operating activities amounted to $411 million and capital expenditures were $242 million, resulting in free cash flow1 of $169 million for fiscal 2013. Domtar’s net debt-to-total capitalization ratio1 stood at 24% at December 31, 2013 compared to 16% at December 31, 2012.

Domtar returned a total of $250 million to its shareholders through a combination of dividends and share buybacks in fiscal 2013. Domtar repurchased a total of 11,170,506 shares of common stock at an average price of $78.48 since the implementation of its stock repurchase program in May 2010. At the end of the fourth quarter of 2013, Domtar had $121 million remaining under this program.

OUTLOOK

In 2014, we expect our paper shipments to be in-line with 2013 while we expect the market demand for uncoated free sheet to decline with long-term secular trends. Our paper prices will benefit from the implementation of recently announced price increases. We expect softwood pulp markets to maintain positive momentum but new scheduled industry hardwood pulp capacity makes the latter part of the year more uncertain. Personal care will continue to see earnings growth with the recent acquisition of Indas and with the addition of the new production lines towards the end of the year.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its fourth quarter and fiscal 2013 financial results. Financial analysts are invited to participate in the call by dialing 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

A replay will be available by dialing 1 (888) 203-1112 (North America) or 1 (647) 436-0148 (International) using access code 5674179 until February 21, 2014.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a broad line of incontinence care products marketed primarily under the Attends®, IncoPack and Indasec® brand names as well as baby diapers. In 2013, Domtar had sales of US$5.4 billion from some 50 countries. The Company employs approximately 10,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2012 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended December 31	Three months ended December 31	Twelve months ended December 31	Twelve months ended December 31
	2013	2012	2013	2012
	(Unaudited)

	$	$	$	$

Selected Segment Information

Sales
Pulp and Paper	1,193	1,218	4,843	5,088
Personal Care	172	111	566	399

Total for reportable segments	1,365	1,329	5,409	5,487
Intersegment sales - Pulp and Paper	(6)	(2)	(18)	(5)

Consolidated sales	1,359	1,327	5,391	5,482

Depreciation and amortization and impairment and write-down of property, plant and equipment and intangible assets
Pulp and Paper	85	91	345	365
Personal Care	10	5	31	20

Total for reportable segments	95	96	376	385
Impairment and write-down of property, plant and equipment and intangible assets - Pulp and Paper	5	12	20	14
Impairment and write-down of property, plant and equipment - Personal Care	2	—	2	—

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment and intangible assets	102	108	398	399

Operating income (loss)
Pulp and Paper	75	32	171	330
Personal Care	9	13	43	45
Corporate	9	(2)	(53)	(8)

Consolidated operating income	93	43	161	367
Interest expense, net	22	22	89	131

Earnings before income taxes and equity loss	71	21	72	236
Income tax expense (benefit)	6	1	(20)	58
Equity loss, net of taxes	—	1	1	6

Net earnings	65	19	91	172

Per common share (in dollars)
Net earnings
Basic	2.01	0.54	2.73	4.78
Diluted	2.00	0.54	2.72	4.76
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	32.4	35.1	33.3	36.0
Diluted	32.5	35.2	33.4	36.1

Cash flows provided from operating activities	124	140	411	551
Additions to property, plant and equipment	62	65	242	236

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Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended December 31	Three months ended December 31	Twelve months ended December 31	Twelve months ended December 31
	2013	2012	2013	2012
	(Unaudited)

	$	$	$	$

Sales	1,359	1,327	5,391	5,482
Operating expenses
Cost of sales, excluding depreciation and amortization	1,081	1,058	4,361	4,321
Depreciation and amortization	95	96	376	385
Selling, general and administrative	100	90	381	358
Impairment and write-down of property, plant and equipment and intangible assets	7	12	22	14
Closure and restructuring costs	—	27	18	30
Other operating (income) loss, net	(17)	1	72	7

	1,266	1,284	5,230	5,115

Operating income	93	43	161	367

Interest expense, net	22	22	89	131

Earnings before income taxes and equity loss	71	21	72	236

Income tax expense (benefit)	6	1	(20)	58

Equity loss, net of taxes	—	1	1	6

Net earnings	65	19	91	172

Per common share (in dollars)

Net earnings
Basic	2.01	0.54	2.73	4.78
Diluted	2.00	0.54	2.72	4.76
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	32.4	35.1	33.3	36.0
Diluted	32.5	35.2	33.4	36.1

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Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31	December 31
	2013	2012
	(Unaudited)

	$	$

Assets
Current assets
Cash and cash equivalents	655	661
Receivables, less allowances of $4 and $4	601	562
Inventories	685	675
Prepaid expenses	23	24
Income and other taxes receivable	61	48
Deferred income taxes	52	45

Total current assets	2,077	2,015

Property, plant and equipment, at cost	8,883	8,793
Accumulated depreciation	(5,594)	(5,392)

Net property, plant and equipment	3,289	3,401
Goodwill	369	263
Intangible assets, net of amortization	407	309
Other assets	136	135

Total assets	6,278	6,123

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	15	18
Trade and other payables	673	646
Income and other taxes payable	17	15
Long-term debt due within one year	4	79

Total current liabilities	709	758

Long-term debt	1,510	1,128
Deferred income taxes and other	923	903
Other liabilities and deferred credits	354	457

Shareholders’ equity
Exchangeable shares	44	48
Additional paid-in capital	1,999	2,175
Retained earnings	804	782
Accumulated other comprehensive loss	(65)	(128)

Total shareholders’ equity	2,782	2,877

Total liabilities and shareholders’ equity	6,278	6,123

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Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Twelve months ended December 31	Twelve months ended December 31
	2013	2012
	(Unaudited)

	$	$

Operating activities
Net earnings	91	172
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	376	385
Deferred income taxes and tax uncertainties	(8)	(1)
Impairment and write-down of property, plant and equipment and intangible assets	22	14
Net losses on disposals of property, plant and equipment and sale of business	4	2
Stock-based compensation expense	5	5
Equity loss, net	1	6
Other	(2)	(13)
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	(70)	99
Inventories	(8)	5
Prepaid expenses	1	(3)
Trade and other payables	(11)	(118)
Income and other taxes	(26)	(4)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	31	(13)
Other assets and other liabilities	5	15

Cash flows provided from operating activities	411	551

Investing activities
Additions to property, plant and equipment	(242)	(236)
Proceeds from disposals of property, plant and equipment and sale of business	61	49
Acquisition of businesses, net of cash acquired	(287)	(293)
Investment in joint venture	(1)	(6)

Cash flows used for investing activities	(469)	(486)

Financing activities
Dividend payments	(67)	(58)
Net change in bank indebtedness	(3)	11
Change of revolving bank credit facility	160	—
Issuance of long-term debt	249	548
Repayment of long-term debt	(102)	(192)
Stock repurchase	(183)	(157)

Cash flows provided from financing activities	54	152

Net (decrease) increase in cash and cash equivalents	(4)	217
Impact of foreign exchange on cash	(2)	—
Cash and cash equivalents at beginning of period	661	444

Cash and cash equivalents at end of period	655	661

Supplemental cash flow information
Net cash payments for:
Interest (including $2 million and $47 million of tender offer premiums in 2013 and 2012, respectively)	81	116
Income taxes paid	5	76

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2013					2012
			Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings (loss)
	Net earnings (loss)	($)	45	(46)	27	65	91	28	59	66	19	172
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	7	3	—	7	17	1	—	—	8	9
(+)	Closure and restructuring costs	($)	—	13	—	—	13	1	—	1	18	20
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	(6)	—	12	(4)	2	—	—	—	1	1
(+)	Impact of purchase accounting	($)	—	—	2	—	2	1	—	—	—	1
(+)	Reversal of alternative fuel tax credits	($)	18	—	—	—	18	—	—	—	—	—
(-)	Cellulosic biofuel producer credits	($)	(33)	—	—	—	(33)	—	—	—	—	—
(+)	Loss on repurchase of long-term debt	($)	2	—	—	—	2	30	—	—	—	30
(+)	Weston litigation settlement	($)	—	46	—	—	46	—	—	—	—	—
(=)	Earnings before items	($)	33	16	41	68	158	61	59	67	46	233
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	34.9	33.4	32.8	32.5	33.4	37.0	36.6	35.8	35.2	36.1
(=)	Earnings before items per diluted share	($)	0.95	0.48	1.25	2.09	4.73	1.65	1.61	1.87	1.31	6.45

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	45	(46)	27	65	91	28	59	66	19	172
(+)	Equity loss, net of taxes	($)	1	—	—	—	1	2	2	1	1	6
(+)	Income tax (benefit) expense	($)	(22)	(5)	1	6	(20)	8	27	22	1	58
(+)	Interest expense, net	($)	25	21	21	22	89	71	18	20	22	131
(=)	Operating income (loss)	($)	49	(30)	49	93	161	109	106	109	43	367
(+)	Depreciation and amortization	($)	95	93	93	95	376	97	96	96	96	385
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	10	5	—	7	22	2	—	—	12	14
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	(10)	—	19	(5)	4	—	—	—	2	2
(=)	EBITDA	($)	144	68	161	190	563	208	202	205	153	768
(/)	Sales	($)	1,345	1,312	1,375	1,359	5,391	1,398	1,368	1,389	1,327	5,482
(=)	EBITDA margin	(%)	11%	5%	12%	14%	10%	15%	15%	15%	12%	14%
	EBITDA	($)	144	68	161	190	563	208	202	205	153	768
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	26	—	—	—	—	—
(+)	Closure and restructuring costs	($)	—	18	—	—	18	1	—	2	27	30
(+)	Impact of purchase accounting	($)	—	—	2	—	2	1	—	—	—	1
(+)	Weston litigation settlement	($)	—	49	—	—	49	—	—	—	—	—
(=)	EBITDA before items	($)	170	135	163	190	658	210	202	207	180	799
(/)	Sales	($)	1,345	1,312	1,375	1,359	5,391	1,398	1,368	1,389	1,327	5,482
(=)	EBITDA margin before items	(%)	13%	10%	12%	14%	12%	15%	15%	15%	14%	15%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	63	120	104	124	411	30	175	206	140	551
(-)	Additions to property, plant and equipment	($)	(56)	(62)	(62)	(62)	(242)	(29)	(76)	(66)	(65)	(236)
(=)	Free cash flow	($)	7	58	42	62	169	1	99	140	75	315

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	13	2	6	15		13	22	15	18
(+)	Long-term debt due within one year	($)	8	7	6	4		6	6	7	79
(+)	Long-term debt	($)	1,104	1,102	1,102	1,510		952	950	1,196	1,128
(=)	Debt	($)	1,125	1,111	1,114	1,529		971	978	1,218	1,225
(-)	Cash and cash equivalents	($)	(513)	(432)	(191)	(655)		(315)	(276)	(593)	(661)
(=)	Net debt	($)	612	679	923	874		656	702	625	564
(+)	Shareholders’ equity	($)	2,842	2,652	2,681	2,782		3,009	2,948	3,004	2,877
(=)	Total capitalization	($)	3,454	3,331	3,604	3,656		3,665	3,650	3,629	3,441
	Net debt	($)	612	679	923	874		656	702	625	564
(/)	Total capitalization	($)	3,454	3,331	3,604	3,656		3,665	3,650	3,629	3,441
(=)	Net debt-to-total capitalization	(%)	18%	20%	26%	24%		18%	19%	17%	16%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2013

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper (1)					Personal Care (2)					Corporate					Total
			Q1 ’13	Q2 ’13	Q3 ’13	Q4 ’13	YTD	Q1 ’13	Q2 ’13	Q3 ’13	Q4 ’13	YTD	Q1 ’13	Q2 ’13	Q3 ’13	Q4 ’13	YTD	Q1 ’13	Q2 ’13	Q3 ’13	Q4 ’13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	38	16	42	75	171	13	10	11	9	43	(2)	(56)	(4)	9	(53)	49	(30)	49	93	161
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	10	5	—	5	20	—	—	—	2	2	—	—	—	—	—	10	5	—	7	22
(-)	Net (gain) loss on disposal of property, plant and equipment and business	($)	(10)	—	19	1	10	—	—	—	—	—	—	—	—	(6)	(6)	(10)	—	19	(5)	4
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	26	—	—	—	—	—	—	—	—	—	—	26	—	—	—	26
(+)	Weston litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	49	—	—	49	—	49	—	—	49
(+)	Closure and restructuring costs	($)	—	10	—	—	10	—	2	—	—	2	—	6	—	—	6	—	18	—	—	18
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	2	—	2	—	—	—	—	—	—	—	2	—	2
(=)	Operating income (loss) before items	($)	64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
(+)	Depreciation and amortization	($)	89	87	84	85	345	6	6	9	10	31	—	—	—	—	—	95	93	93	95	376
(=)	EBITDA before items	($)	153	118	145	166	582	19	18	22	21	80	(2)	(1)	(4)	3	(4)	170	135	163	190	658
(/)	Sales	($)	1,238	1,208	1,204	1,193	4,843	111	108	175	172	566	—	—	—	—	—	1,349	1,316	1,379	1,365	5,409
(=)	EBITDA margin before items	(%)	12%	10%	12%	14%	12%	17%	17%	13%	12%	14%	—	—	—	—	—	13%	10%	12%	14%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox’s paper print and media product’s assets in the United States and Canada.
(2)	On July 1, 2013, the Company acquired 100% of the shares of Associated Hygiene Products LLC.

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2012

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD	Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD	Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD	Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	106	94	98	32	330	8	12	12	13	45	(5)	—	(1)	(2)	(8)	109	106	109	43	367
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	2	—	—	12	14	—	—	—	—	—	—	—	—	—	—	2	—	—	12	14
(+)	Closure and restructuring costs	($)	1	—	1	27	29	—	—	1	—	1	—	—	—	—	—	1	—	2	27	30
(-)	Net losses on disposals of property, plant and equipment	($)	—	—	—	2	2	—	—	—	—	—	—	—	—	—	—	—	—	—	2	2
(+)	Impact of purchase accounting	($)	—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	109	94	99	73	375	9	12	13	13	47	(5)	—	(1)	(2)	(8)	113	106	111	84	414
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	109	94	99	73	375	9	12	13	13	47	(5)	—	(1)	(2)	(8)	113	106	111	84	414
(+)	Depreciation and amortization	($)	94	90	90	91	365	3	6	6	5	20	—	—	—	—	—	97	96	96	96	385
(=)	EBITDA before items	($)	203	184	189	164	740	12	18	19	18	67	(5)	—	(1)	(2)	(8)	210	202	207	180	799
(/)	Sales	($)	1,329	1,261	1,280	1,218	5,088	70	107	111	111	399	—	—	—	—	—	1,399	1,368	1,391	1,329	5,487
(=)	EBITDA margin before items	(%)	15%	15%	15%	13%	15%	17%	17%	17%	16%	17%	—	—	—	—	—	15%	15%	15%	14%	15%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited.
On May 1, 2012, the Company acquired 100% of the shares of EAM Corporation.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2013					2012
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,238	1,208	1,204	1,193	4,843	1,329	1,261	1,280	1,218	5,088
Operating income	($)	38	16	42	75	171	106	94	98	32	330
Depreciation and amortization	($)	89	87	84	85	345	94	90	90	91	365
Impairment and write-down of property, plant and equipment, and intangible assets	($)	10	5	—	5	20	2	—	—	12	14

Papers
Papers Production	(‘000 ST)	795	837	827	816	3,275	870	832	788	831	3,321
Papers Shipments - Manufactured	(‘000 ST)	828	801	814	817	3,260	870	819	826	805	3,320
Communication Papers	(‘000 ST)	706	676	694	701	2,777	756	705	709	684	2,854
Specialty and Packaging	(‘000 ST)	122	125	120	116	483	114	114	117	121	466
Paper Shipments - Sourced from 3rd parties	(‘000 ST)	83	85	73	41	282	100	92	91	78	361
Paper Shipments - Total	(‘000 ST)	911	886	887	858	3,542	970	911	917	883	3,681

Pulp
Pulp Shipments(a)	(‘000 ADMT)	372	344	352	377	1,445	389	368	415	385	1,557
Hardwood Kraft Pulp	(%)	17%	14%	14%	14%	15%	15%	16%	20%	19%	18%
Softwood Kraft Pulp	(%)	56%	57%	58%	57%	57%	61%	57%	55%	56%	57%
Fluff Pulp	(%)	27%	29%	27%	29%	28%	24%	27%	25%	25%	25%

Personal Care Segment
Sales	($)	111	108	175	172	566	70	107	111	111	399
Operating income	($)	13	10	11	9	43	8	12	12	13	45
Depreciation and amortization	($)	6	6	9	10	31	3	6	6	5	20
Impairment and write-down of property, plant and equipment	($)	—	—	—	2	2	—	—	—	—	—

Average Exchange Rates	$US / $CAN	1.009	1.023	1.039	1.050	1.030	1.001	1.010	0.995	0.991	0.999
	$CAN / $US	0.991	0.977	0.963	0.953	0.971	0.999	0.990	1.006	1.009	1.001
	€EUR / $US	1.320	1.306	1.325	1.362	1.329	1.312	1.283	1.252	1.298	1.286

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

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